Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF WEST VIRGINIA

Number		Shares
First Sentry Bancshares, Inc. Huntington, WV

$1.00 par value

THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO
RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that _____________________________________________________________________ is the owner of ___________ Shares of $1.00 par value each of Capital Stock of First Sentry Bancshares, Inc. fully paid, transferable only on the books of the Corporation by the holder hereof, in person or by Attorney, upon surrender of this Certificate properly endorsed.

          IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Coproration this ______________________ day of __________________________ AD___________.

By		[SEAL]	By

	SECRETARY			PRESIDENT

Shares $1.00 Each

For value received, ______________________________________ hereby sell, assign and transfer unto

__________________________________________________________________________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated, __________________________

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.